UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 3, 2003

SEABULK INTERNATIONAL, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-28732	65-0966399

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2200 Eller Drive, P.O. Box 13038, Ft. Lauderdale, Florida	33316

(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code (954) 523-2200

Item 9. Regulation FD Disclosure

     Seabulk International, Inc. issued a press release on September 3, 2003, announcing the addition of a new vessel to its fleet. The following was included in the press release:

NEW 10,850-HORSEPOWER AHTS JOINS SEABULK OFFSHORE FLEET

     Fort Lauderdale, Fla., Sept. 3, 2003 — The Seabulk Offshore group of companies, part of the worldwide Seabulk International, Inc., (Nasdaq: SBLK), today announced the addition of a new UT-710 Anchor Handling Tug Supply Vessel (AHTS) to its fleet, making the 226-foot Seabulk South Atlantic the fifth newbuild vessel in Seabulk’s 2003 fleet renewal program.

     Built by Brevik Construction AS in Norway, the powerful 10,850-horsepower Seabulk South Atlantic joins the Seabulk fleet on a five-year bareboat charter agreement that includes a purchase option at the end of the contract. Larry D. Francois, president of Seabulk Offshore, commented, “Seabulk South Atlantic is equipped with the latest technology and will service growing markets in West Africa, working with the major oil companies who are demanding modern, state-of-the-art equipment to support their multi-billion dollar developments in the deepwater offshore.”

     The Seabulk South Atlantic produces speeds up to 15.5 knots, has a certified bollard pull of 133 metric tons, and provides a hefty triple-drum anchor handling / tow winch with up to 300 tons line pull and 450 tons brake load. The vessel also offers a large 123’ by 50’ deck that can handle up to 800 tons of cargo. Designed by Rolls Royce Marine, the UT-710 incorporates a substantial amount of Rolls Royce equipment, including the main engines, thruster, rudder, automation and control systems. Fitted with high Liquid Mud and Brine capability as well as Fire Fighting FiFi 1 class notation and Dynamic Positioning DP 1, the vessel’s versatile capabilities allow her to serve in a multiple support role assisting heavy-duty semi-submersible rigs for exploration and development drilling, as well as fulfilling the rapidly growing demand for offshore terminal support work.

     Earlier this year, Seabulk announced the addition of a newbuild Platform Supply Vessel (PSV) to its West Africa fleet – Seabulk Africa, two newbuild bareboat charters – AHTS Seabulk Badamyar and PSV Seabulk Nilar – for Indonesia, a new line-handler for Brazil – Seabulk Ipanema, and two newbuild PSVs for Brazil to be delivered in 2004 and 2005.

     With operations in nearly two dozen countries, the Seabulk Offshore group is Seabulk International’s largest business segment, accounting for about half of total revenues. Seabulk Offshore’s global fleet of 116 vessels serves customers in North America, South America and the Caribbean, West Africa, the Middle East, and Southeast Asia.

     Headquartered in Fort Lauderdale, Florida, Seabulk International, Inc. (Nasdaq: SBLK), is a leading provider of marine support and transportation services, primarily to the energy and chemical industries. Seabulk’s total fleet of 154 vessels provides benchmark quality service to its customers based on innovative technology, the highest safety standards, modern efficient equipment and dedicated professional employees.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SEABULK INTERNATIONAL, INC.

By: /s/ ALAN R. TWAITS

ALAN R. TWAITS Senior Vice President, General Counsel and Secretary

September 5, 2003